Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES−OXLEY ACT OF 2002

In connection with the Transition Report of SGOCO Technology, Ltd. (f/k/a Hambrecht Asia Acquisition Corp.) (the "Company") on Form 20−F for transition period from July 1, 2009 to December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Burnette Or, President and Chief Executive Officer, and I, Zhongsheng Lv, Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 28, 2010
/s/ Burnette Or
Burnette Or
President and Chief Executive Officer

Dated: May 28, 2010
/s/ Zhongsheng Lv
Zhongsheng Lv
Treasurer